Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Post-Effective Amendment No. 3 to Registration Statement (No. 333-196096) on Form N-2 of NexPoint Capital, Inc. of our report dated March 12, 2015, relating to our audit of the financial statements appearing in the Prospectus, which is a part of such Registration Statement.

We also consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in such prospectus.

/s/ McGladrey LLP

Chicago, Illinois

September 29, 2015